EXHIBIT G

                    FORM OF REGULATION S TRANSFER CERTIFICATE

[Certificate Registrar]

Attention:  Corporate Trust Administration

Re:  Transfer  of  Asset   Securitization   Corporation,   Commercial   Mortgage
     Pass-Through Certificates, Series 1996 - MD VI, Class [ ]
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Ladies and Gentlemen:

     This certificate is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of December 17, 1996 (the "Pooling and Servicing Agreement"), by and among Asset Securitization Corporation, as depositor, AMRESCO Management, Inc., as servicer and special servicer, LaSalle National Bank, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent, on behalf of the holders of the Asset Securizitation Corporation, Commercial Mortgage Pass-Through Certificates, 1996 - MD VI, Class [ ] (the "Certificates") in connection with the transfer by the undersigned (the "Transferor") to ------------(the "Transferee") of $---------------------Certificate Balance of
Certificates, in fully registered form (each, an "Individual Certificate"), or a beneficial interest of such aggregate Certificate Balance in the Regulation S Global Certificate (the "Global Certificate") maintained by The Depository Trust Company or its successor as Depositary under the Pooling and Servicing Agreement (such transferred interest, in either form, being the "Transferred Interest").

     In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

     (1) the offer of the Transferred Interest was not made to a person in the United States;

     [(2) at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States;]*

     [(2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;]*

----------------

* Insert one of these two provisions, which come from the definition of "offshore transaction" in Regulation S.

     (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, and the Servicer.


                                 --------------------------------
                                 Transferor

                                 By:------------------------------
                                 Name:
                                 Title:

Dated:  ---------  --, 199--